FAXSAV INCORPORATED

                           LOAN AND SECURITY AGREEMENT

                                 March 27, 1998
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                                TABLE OF CONTENTS

      1.    DEFINITIONS AND CONSTRUCTION.....................................1
            1.1   Definitions................................................1
            1.2   Accounting and Other Terms.................................8

      2.    LOANS AND TERMS OF PAYMENT.......................................9
            2.2   Overadvances...............................................9
            2.3   Interest Rates, Payments, and Calculations.................9
            2.4   Crediting Payments........................................10
            2.5   Fees......................................................10
            2.6   Additional Costs..........................................11
            2.7   Term......................................................11

      3.    CONDITIONS OF LOANS.............................................11
            3.1   Conditions Precedent to Initial Advance...................11
            3.2   Conditions Precedent to all Advances......................12

      4.    CREATION OF SECURITY INTEREST...................................12
            4.1   Grant of Security Interest................................12
            4.2   Delivery of Additional Documentation Required.............13
            4.3   Right to Inspect..........................................13

      5.    REPRESENTATIONS AND WARRANTIES..................................13
            5.1   Due Organization and Qualification........................13
            5.2   Due Authorization; No Conflict............................13
            5.3   No Prior Encumbrances.....................................13
            5.4   Merchantable Inventory....................................13
            5.5   Intellectual Property.....................................13
            5.6   Name; Location of Chief Executive Office..................14
            5.7   Litigation................................................14
            5.8   No Material Adverse Change in Financial Statements........14
            5.9   Solvency..................................................14
            5.10  Regulatory Compliance.....................................14
            5.11  Environmental Condition...................................14
            5.12  Taxes.....................................................15
            5.13  Subsidiaries..............................................15
            5.14  Government Consents.......................................15
            5.15  Full Disclosure...........................................15

      6.    AFFIRMATIVE COVENANTS...........................................15
            6.1   Good Standing.............................................15
            6.2   Government Compliance.....................................15
            6.3   Financial Statements, Reports, Certificates...............16
            6.4   Inventory; Returns........................................16
            6.5   Taxes.....................................................17
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            6.6   Insurance.................................................17
            6.7   Principal Depository......................................17
            6.8   Liquidity.................................................17
            6.9   Total Liabilities to Net Worth Ratio......................18
            6.11  Maximum Churn Rate........................................18
            6.12  Further Assurances........................................18

      7.    NEGATIVE COVENANTS..............................................18
            7.1   Dispositions..............................................18
            7.2   Changes in Business, Ownership, or Management, Business
                     Locations..............................................19
            7.3   Mergers or Acquisitions...................................19
            7.4   Indebtedness..............................................19
            7.6   Distributions.............................................19
            7.7   Investments...............................................19
            7.8   Transactions with Affiliates..............................19
            7.9   Subordinated Debt.........................................19
            7.10  Inventory.................................................20
            7.11  Compliance................................................20

      8.    EVENTS OF DEFAULT...............................................20
            8.1   Payment Default...........................................20
            8.2   Covenant Default..........................................20
            8.3   Material Adverse Change...................................20
            8.4   Attachment................................................21
            8.5   Insolvency................................................21
            8.6   Other Agreements..........................................21
            8.7   Subordinated Debt.........................................21
            8.8   Judgments.................................................21
            8.9   Misrepresentations........................................21

      9.    BANK'S RIGHTS AND REMEDIES......................................22
            9.1   Rights and Remedies.......................................22
            9.2   Power of Attorney.........................................23
            9.3   Accounts Collection.......................................23
            9.4   Bank Expenses.............................................23
            9.5   Bank's Liability for Collateral...........................24
            9.6   Remedies Cumulative.......................................24
            9.7   Demand; Protest...........................................24

      10.   NOTICES.........................................................24

      11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER......................25

      12.   GENERAL PROVISIONS..............................................26
            12.1  Successors and Assigns....................................26
            12.2  Indemnification...........................................26
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            12.3  Time of Essence...........................................26
            12.4  Severability of Provisions................................26
            12.5  Amendments in Writing, Integration........................26
            12.6  Counterparts..............................................26
            12.7  Survival..................................................27
            12.8  Countersignature..........................................27
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Exhibits and Schedules
            Exhibits
            A - Description of Collateral
            B - Loan Payment/Advance Telephone Request Form
            C - Borrowing Base Certificate
            D - Compliance Certificate
            E - Promissory Note

            Schedules
            A - Disclosure Schedule
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      This LOAN AND SECURITY AGREEMENT is entered into as of March 27, 1998, by and between SILICON VALLEY BANK ("Bank"), a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 40 William Street, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East", and FAXSAV INCORPORATED (f/k/a Digitran Corporation), a Delaware corporation with its principal place of business located at 399 Thornall Street, Edison, New Jersey ("Borrower").

                                    RECITALS

      1. Borrower and Bank are parties to a Credit Agreement dated July 7, 1995, as amended as of April 15, 1996, August 12, 1996 and November 15, 1996 (the "1995 Loan Agreement") pursuant to which Borrower issued to Bank its Promissory Note (Equipment Line of Credit Loans) dated as of April 15, 1996 in the initial principal amount of $750,000.

      2. Borrower and Bank are also parties to a Loan and Security Agreement dated as of September 28, 1997 (the "1997 Loan Agreement") pursuant to which the Bank committed to make further advances in a principal amount up to $800,000 to finance equipment purchases by Borrower.

      3. Borrower wishes to obtain additional credit from time to time from Bank, and Bank additional desires to extend credit to Borrower on the terms set forth herein. This Agreement sets forth the terms on which Bank will advance additional credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

      The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.
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                                      -2-


            "Advance" or "Advances" means a loan advance under the Equipment
Line.

            "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

            "Aggregate Equipment Advance Obligations" means the outstanding aggregate principal amount of Equipment Advances under this Agreement together with the outstanding aggregate principal amount of advances under the 1995 Loan Agreement and the 1997 Loan Agreement.

            "Availability Expiration Date" has the meaning set forth in Section 2.1(a).

            "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

            "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

            "Borrowing Base" means, as of any applicable date, ninety percent (90%) of Borrower's Net Revenue for the immediately preceding month. For purposes hereof, "Net Revenue" means Borrower's gross revenues from sales less returns and allowances.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or The Commonwealth of Massachusetts are authorized or required to close.

            "Capital Event" means any of the following capitalization events:

            (i) issuance by Borrower of any securities (including, without limitation, common stock, preferred stock, convertible stock/debentures, options, warrants and the like;
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                                      -3-


            (ii) debentures, including, without limitation, notes, or subordinated debt; or

            (iii) any other infusion of capital in any form whatsoever,

"Capital Event" does not include the (a) issuance of options to purchase common stock of Borrower (or common stock issued upon exercise of such options) pursuant to Borrower's stock option plan, or (b) issuance of common stock upon the exercise of any warrants outstanding as of the date hereof.

            "Closing Date" means the date of this Agreement.

            "Code" means the Massachusetts Uniform Commercial Code.

            "Collateral" means the property described on Exhibit A attached hereto.

            "Committed Equipment Line" means credit extensions of up to Five Hundred Thousand Dollars ($500,000) hereunder.

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

            "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

            "Daily Balance" means the amount of the Obligations owed at the end of a given day.

            "Debt Service Ratio" shall mean, for any fiscal period, the ratio of
(a) Net Income (Net Loss) plus the sum of depreciation and amortization for such period, plus Interest Expense for such period to (b) the sum of Interest Expense, the current portion of Long-Term Indebtedness and obligations of the Borrower and its Subsidiaries in respect of any capital leases under GAAP.

            "Eligible Equipment" means any item of equipment that the Borrower has requested that the Bank finance the purchase of through an Equipment Advance under this Agreement, and which, both on the date of such request and the date of such loan, meets the following requirements:

            (a) such equipment is not (i) a motor vehicle, airplane or similar mode of transportation, (ii) a fixture or leasehold improvement, or (iii) intended by the Borrower to become a fixture or leasehold improvement;

            (b) No more than twenty-five percent (25%) of the aggregate purchase price of Eligible Equipment financed hereunder may consist of software;

            (c) such equipment has been purchased by the Borrower from the manufacturer or a distributor thereof, has not been put in service by any Person prior to the date of the invoice furnished to the Borrower by such manufacturer or distributor, and has an invoice date after November 30, 1997;

            (d) such equipment is owned solely by the Borrower and is not subject to any leasehold interest, assignment, claim, lien or security interest, other than a security interest in favor of the Bank pursuant to the 1997 Loan Agreement; and

            (e) such equipment is in the possession of the Borrower and is located at the principal office of Borrower in the State of New Jersey or another jurisdiction of which the Borrower has given the Bank written notice.

            "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

            "Equipment Advance" has the meaning set forth in Section 2.1.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

            "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all obligations in respect of capital leases under GAAP and (d) all Contingent Obligations.

            "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "Interest Expense" means, for any fiscal period, the aggregate amount of interest required to be paid in cash during such period on Indebtedness of Borrower and its Subsidiaries (on a consolidated basis and without duplication).

            "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

            "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

            "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any present or future agreement entered into between Borrower and/or for the benefit of

Bank in connection with this Agreement, all as amended, extended or restated from time to time.

            "Long-Term Indebtedness" means Indebtedness of the Borrower and its Subsidiaries that is characterized as long-term under GAAP.

            "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

            "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

            "Maturity Date" means March 26, 2001.

            "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

            "Net Income" or "Net Loss" shall have the respective meanings ascribed to such terms under GAAP.

            "Note" means that certain promissory note of the Borrower, payable to the order of the Bank, the form of which is attached hereto as Exhibit E.

            "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement, the 1995 Loan Agreement, the 1997 Loan Agreement, or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

            "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

            "Payment Date" means the 26th day of each month commencing on the first such date after the Closing Date and ending on the Maturity Date.

            "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

            "Permitted Indebtedness" means:

            (a) Indebtedness of Borrower in favor of Bank arising under this Agreement, any other Loan Document, the 1995 Agreement or the 1997 Agreement;

            (b) Indebtedness existing on the Closing Date and disclosed in the Schedule A;

            (c) Subordinated Debt;

            (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e) Indebtedness secured by Permitted Liens.

            "Permitted Investment" means:

            (a) Investments existing on the Closing Date disclosed in the Schedule; and

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
      (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

            (c) Depository accounts at the Bank or maintained at other banks listed on Schedule A or otherwise disclosed to the Bank in writing subsequent to the date hereof.

            "Permitted Liens" means the following:

            (a) Any Liens existing on the Closing Date and disclosed in Schedule A or arising under this Agreement or the other Loan Documents;

            (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

            (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such

      Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

            (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and

            (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

            "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

            "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

            "Schedule A" means the schedule of exceptions attached hereto.

            "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

            "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one of more Affiliates of such Person.

            "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

            "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

            "Trademarks" means any trademark and servicemarks rights, whether registered or not, applications to register and registration of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

            "Unrestricted Cash" means all cash and cash equivalents (determined in accordance with GAAP) which are not subject to a Lien other than to the Bank and excluding any amounts due, allocated or reserved for taxes.

            1.2 Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms

            1.3 "including"/"includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2. LOANS AND TERMS OF PAYMENT

            2.1 Equipment Advances.

            (1) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through September 26, 1998 (the "Availability Expiration Date"), Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank a promissory note on the form of Exhibit E hereto (the "Note"). The Equipment Advances shall be used only to purchase or refinance Eligible Equipment and shall not exceed one hundred percent (100%) of the aggregate invoice amount of such Eligible Equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense.

            (2) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a) and shall be payable monthly for each month through the month in which the Availability Expiration Date falls. Any Equipment Advances that are outstanding on the Availability Expiration Date will be payable in thirty (30) equal monthly installments of principal plus all accrued interest thereon, beginning on the Payment Date of each month following the Availability Expiration Date and ending on the Maturity Date.
Equipment Advances, once repaid, may not be reborrowed.

            (3) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copies of the invoices for the Eligible Equipment to be financed.

            2.2 Overadvances. If, at any time or for any reason (i) the aggregate outstanding principal amount of Equipment Advances owed by Borrower to Bank hereunder is greater than the Committed Equipment Line or (ii) the amount of the Aggregate Equipment Advance Obligations owed by Borrower to the Bank is greater than the current Reserve Position, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            2.3   Interest Rates, Payments, and Calculations.

            (1) Interest Rate. Except as set forth in Section 2.3(b), all Equipment Advances shall bear interest, on the average Daily Balance, at a rate equal to one (1) percent per annum above the Prime Rate.

            (2) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percent per annum above the interest rate applicable immediately prior to the occurrence of the Event of Default.

            (3) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 0700347170 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

            (4) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m., California time, on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.5 Fees. Borrower shall pay to Bank the following:

            (1) Facility Fee. A Facility Fee equal Twenty-Five Hundred Dollars ($2,500.00) shall be due on the Closing Date, which fee shall be fully earned and non- refundable;

            (2) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

            (3) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses (including attorney's fees of up to $5,000 plus disbursements) incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys fees as and when they become due; provided that all attorneys fees and expense reimbursement is subject to the receipt by FaxSav of reasonable supporting documentation.

            2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (1) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

            (2) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (3) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

            2.7 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3. CONDITIONS OF LOANS

            3.1 Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (1) this Agreement and the Note;

            (2) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (3) an opinion of Borrower's counsel;

            (4) confirmatory financing statements (Forms UCC-1);

            (5) insurance certificate;

            (6) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

            (7) Certificate of Legal Existence and Foreign Qualification for the states of Delaware and New Jersey; and

            (8) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

            3.2 Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

            (1) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

            (2) timely receipt of a Borrowing Base Certificate as of a recent date appropriately completed and indicating a Reserve Position in an amount at least equal to the requested Advance; and

            (3) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

4. CREATION OF SECURITY INTEREST

            4.1 Grant of Security Interest. Borrower hereby grants and pledges (and confirms its previous grant and pledge to Bank under the 1997 Agreement) of a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations (including without limitation any and all obligations of Borrower to Bank hereunder) and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in Schedule A, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

            4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

            4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

            5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the failure to do so would have a Material Adverse Effect. The Borrower has no Subsidiaries.

            5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

            5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

            5.4 Merchantable Inventory. All Inventory of Borrower is in all material respects of good and marketable quality, free from all material defects.

            5.5 Intellectual Property. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower's knowledge, no part of the Intellectual Property Collateral infringes or violates the rights of any other Person.

            5.6 Name; Location of Chief Executive Office. Except as disclosed in Schedule A, Borrower has not done business and will not without at least thirty
(30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

            5.7 Litigation. Except as set forth in Schedule A, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

            5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. Since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            5.9 Solvency. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

            5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

            5.11 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

            5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

            5.13 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

            5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not have a Material Adverse Effect.

            5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6. AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

            6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

            6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, (except month end which is also a quarter end which shall be covered by timely submission to the Bank of Borrower's report on SEC Form 10Q in accordance with clause (c) below), a Borrower prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to

Bank; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

      Within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

      Within 30 days after the last day of each month (except in the case of month ends which are also quarter ends, then at the time of submission of Borrower's report on SEC Form 10-Q pursuant to clause (c) above), Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

      Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

            6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

            6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

            6.6 Insurance.

            (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

            (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

            6.7 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.

            6.8 Liquidity. Beginning as of the month ending March 31, 1998, Borrower shall maintain, as of the day of the last day of each calendar month, a ratio of Unrestricted Cash, plus the amount of the Borrowing Base based upon the Borrowing Base Certificate for such month end, to the Aggregate Equipment Advance Obligations, of at least 1.75 to 1.0, increasing 2.0 to 1.0 upon the occurrence of any Capital Event, provided, however, the requirements of this
Section 6.8 shall terminate from and after the Borrower shall have delivered to the Bank financial statements and compliance certificates evidencing that it has maintained a minimum Debt Service Ratio is 1.5 to 1.0 for two consecutive fiscal quarters.

            6.9 Total Liabilities to Net Worth Ratio. Beginning as of month ending March 31, 1998, Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth of not more than the following amounts, for each month during the corresponding periods.

      March 31, 1998..................................  2.0 to 1.0
      Beginning April 30, 1998 through June 30, 1998.. 3.0 to 1.0 Beginning July 31, 1998 and monthly thereafter.. 2.0 to 1.0

            6.10 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than the following amounts, for the corresponding periods:

      Months ending March 31, 1998 through June 30, 1998 $2,500,000.00

                  Month ending September 30, 1998, and for each fiscal monthly thereafter, an amount equal to $3,000,000.00, plus seventy-five (75.0%) of cumulative (from July 1, 1998 forward) monthly Net Income (with no reduction for Net Losses)

            6.11 Maximum Churn Rate The Borrower will not permit Customer Cancellations during any month to exceed five percent (5%) of Borrower's Aggregate Customer Base at the end of the immediately preceding month. For purposes hereof, "Customer Cancellations" means the number of customers who have cancelled or communicated their intent to cancel their contractual arrangements with Borrower and "Aggregate Customer Base" means the total number of customers of the Borrower.

            6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

      Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

            7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete Equipment.

            7.2 Changes in Business, Ownership, or Management, Business Locations. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a change in Borrower's ownership or management. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

            7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that any Subsidiary may merge into Borrower or any wholly-owned Subsidiary of Borrower; and provided further that Borrower or Subsidiary may acquire the business of another Person or merge with another Person so long as (a) no Event of Default has occurred and is continuing or would otherwise result therefrom,
(b) the other Person is in the same or a related line of business, (c) Borrower or the Subsidiary is the surviving corporation, (d) there would be no resulting change in senior management of Borrower or the Subsidiary, and (e) the acquisition or merger would not result in a change in excess of 25% of the net worth of the Borrower or the Subsidiary.

            7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

            7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

            7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

            7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

            7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

            7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

            7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

            7.11 Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8. EVENTS OF DEFAULT

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations.

            8.2 Covenant Default.

            (1) If Borrower fails to perform any obligation under Sections 6.3,
6.6 through 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or

            (2) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan

Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

            8.3 Material Adverse Change. If there (i) occurs a change in the business, operations, or condition (financial or otherwise) of the Borrower which has a Material Adverse Effect, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

            8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Equipment Advances will be required to be made during such cure period);

            8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

            8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any

Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

            8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

            8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Equipment Advances will be made prior to the satisfaction or stay of such judgment); or

            8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9. BANK'S RIGHTS AND REMEDIES

            9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (1) Declare all Obligations, whether evidenced by this Agreement, the 1995 Loan Agreement, the 1997 Loan Agreement or by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

            (2) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

            (3) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (4) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

            (5) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

            (6) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this
Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

            (7) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

            (8) Bank may credit bid and purchase at any public sale, or private sale as permitted by law;

            (9) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower; and

            (10) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

            9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Equipment Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10. NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

      If to Borrower:
                      FaxSav Incorporated
                      399 Thornall Street
                      Edison, New Jersey  08837
                      Attn:  Mr. Peter Macaluso, CFO
                      Fax:  (908) 906-1008

      with a Copy to:
                      Brobeck, Phleger & Harrison
                      1633 Broadway - 47th floor
                      New York, New York  10019
                      Attn:  Brian B. Mangolis, Esq.
                      Fax:  (212) 586-7878

      If to Bank:
                      Silicon Valley Bank
                      3003 Tasman Drive
                      Santa Clara, California  95054
                      Attn: Amy Young, Vice President

                      FAX: (408) 496-2429

      With copies to:
                      Silicon Valley East
                      40 William Street
                      Wellesley, Massachusetts  02181
                      Attn: Jane A. Braun, Vice President
                      FAX: (617) 431-9906

                      Sullivan & Worcester LLP
                      One Post Office Square
                      Boston, MA  02109
                      Attn: Dennis J. White, Esq.
                      Fax: (617) 338-2880

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND BANK HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, BUT IF FOR ANY REASON THE BANK IS DENIED ACCESS TO SUCH COURTS, THEN IN SUCH EVENT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. GENERAL PROVISIONS

            12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

            12.2 Indemnification. Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

            12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents, provided, however, the 1995 Loan Agreement and the 1997 Loan Agreement shall continue in full force and effect in accordance with their terms except that the definition of "Borrowing Base" set forth therein shall be superseded by the definition of such term in this Agreement and that the financial covenants set forth therein which shall be superseded in their entirety by the financial covenants set forth in Sections 6.8 through 6.12 above.

            12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run; provided that so long as the obligations referred to in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Advance or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

            12.8 Countersignature. This agreement shall become effective only when it shall have been executed by Borrower and Bank, provided, however, in no event shall this agreement become effective until signed by an officer of the Bank in California.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              FAXSAV INCORPORATED


                              By:_________________________________
                                 Name:
                                 Title:

                              SILICON VALLEY BANK, doing business
                                 as SILICON VALLEY EAST


                              By:________________________________
                                 Name: Jane A. Braun
                                 Title:   Vice President

                              SILICON VALLEY BANK


                              By:________________________________
                                 Name:
                                 Title:
                                 (signed in Santa Clara, California)

                                    EXHIBIT A

      The Collateral shall consist of all right, title and interest of Borrower in and to the following:

      (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

      (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired;

      (f) All copyright rights, copyright applications, copyright registrations and like protections in each work for authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way or any past, present and future infringement of any of the foregoing; and

      (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

      (h) All Borrower's Books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B
                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION                 DATE:______________________

FAX#: _______________________________________        TIME:______________________

FROM:  FAXSAV INCORPORATED

                             CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________

________________________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:  _________________________________________________________

PHONE NUMBER:  _________________________________________________________________

FROM ACCOUNT #_____________________               TO ACCOUNT # _________________

REQUESTED TRANSACTION TYPE                REQUEST DOLLAR AMOUNT
--------------------------                ---------------------
PRINCIPAL INCREASE (ADVANCE)              $
PRINCIPAL PAYMENT (ONLY)                  $
INTEREST PAYMENT (ONLY)                   $
PRINCIPAL AND INTEREST (PAYMENT)          $

OTHER INSTRUCTIONS:

      All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

================================================================================
                                  BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester________________________________________________
Received By (Bank)__________________________________________________
Authorized Signature (Bank)_________________________________________
================================================================================

================================================================================
Phone No.___________________________________________________________
================================================================================

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE

Borrower:   FaxSav Incorporated

Bank:       Silicon Valley Bank

      1.    Net Revenue(1) for month ending __/__/__.   $______________

      2.    Borrowing Base:  Loan Value of Net Income
            (90% of #1)                                 $______________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By: ___________________________________
    Authorized Signer

----------
(1)  Net Revenue means gross revenues from sales less returns and allowances.

                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK

FROM:    FAXSAV INCORPORATED

      The undersigned authorized officer of FaxSav Incorporated hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that h no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

  Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                  Required                      Complies
------------------                  --------                      --------
Monthly financial statements        Monthly within 30 days        Yes    No
                                    (except quarter ends by
                                    furnishing SEC report in
                                    timely manner)
Annual (CPA Audited)                FYE within 90 days            Yes    No
10Q and 10K and other SEC           Within 5 days after filing    Yes    No
Reports                             with the SEC

Financial Covenant                              Required                  Actual           Complies
------------------                              --------                  ------           --------
Liquidity Ratio (tested monthly)            1.75:1.0 (2.0:1.0        $___________ to      Yes     No
of Unrestricted Cash, plus                  upon a Capital           $___________ or
Borrowing Base to                           Event)**                 ____:1.0
Aggregate Equipment Advance
Obligations (Terminates upon a
Debt Service Coverage Event)*

Debt Service Coverage Ratio (tested         1.5:1.0                  $__________ to       Yes     No
quarterly).  Ratio of EBIDTA to Long-                                $__________ or
Term Indebtedness, Interest and                                      ____:1.0
Capital Lease Obligation (triggered
only upon Borrower's meeting this
test for two consecutive quarters,
a "Debt Service Coverage Event")*

Tangible Net Worth (tested monthly)         $2.5 million through     $_________ plus      Yes
                                            No 6/30/98; $3.0 million $_________,
                                            Total at 7/31/98 plus    of $________
                                            75% of Net Income (with
                                            no offset for losses)
                                            thereafter.)

Leverage, (tested monthly) Total            2.0:1.0 at 3/31/98;      $_____ to            Yes     No
Liabilities less Subordinated Debt          3.0:1.0 at 4/30/98       $_____ or
to Tangible Net Worth                       through 6/30/98;         ___:1.0
                                            2.0:1.0 at 7/31/98
                                            and thereafter

Maximum Churn Rate (tested
monthly) Monthly                            5%                       ____%                Yes     No
Customer Cancellations as
percentage of Total Customer
Base

*|_| check here if a Debt Service Coverage Event has occurred and indicate the date thereof: __/__/__

**|_| check here if a Capital Event has incurred and indicate the date thereof:
      __/__/__.

Comments Regarding Exceptions:  See Attached.

Sincerely,


___________________________
Signature
Title
Date

                                    EXHIBIT E
                                 PROMISSORY NOTE

                       DISBURSEMENT REQUEST AND AUTHORIZATION

Borrower:  FaxSav Incorporated                        Bank:  Silicon Valley Bank

LOAN TYPE. This is a Variable Rate, Equipment Line of Credit of a principal amount up to $500,000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is to finance equipment purchases.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                           Equipment Line
                                                           --------------
      Amount paid to Borrower directly                         $_____
      Undisbursed Funds                                        $_____

      Principal                                                $_____

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

      Prepaid Finance Charges Paid in Cash:                    $_____
            $2,500   Loan Fee
               N/A   Accounts Receivables Audit

      Other Charges Paid in Cash:                              $_____
            $_____   UCC Search Fees
            $_____   UCC Filing Fees
               N/A   Patent Filing Fees
               N/A   Trademark Filing Fees
               N/A   Copyright Filing Fees
            $_____   Outside Counsel Fees and Expenses (ESTIMATE, DO NOT LEAVE
BLANK)

      Total Charges Paid in Cash                               $_____

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered _________________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF _______________________, 19___.

BORROWER:


___________________________________
Authorized Officer

                         AGREEMENT TO PROVIDE INSURANCE

Grantor: FaxSav Incorporated                          Bank:  Silicon Valley Bank

      INSURANCE REQUIREMENTS. FaxSav Incorporated ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

            Collateral:       All Inventory, Equipment and Fixtures.
            Type:             All risks, including fire, theft and liability.
            Amount:           Full insurable value.
            Basis:            Replacement value.
            Endorsements:     Loss payable clause to Bank with stipulation that
                              coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

      INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

      FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of ___________________ , 19___, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

      AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

      GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED __________________________ , 19___.

GRANTOR:


___________________________________
X

Authorized Officer

================================================================================
                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION
DATE:                                               PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS:

================================================================================